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                              RETAIL VENTURES, INC.



                                  Exhibit 4(c)





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                                                                    EXHIBIT 4(c)

                              DESPOSITORY AGREEMENT
                              ---------------------

         This Agreement is entered into as of this _____ day of July 1992, between VALUE CITY DEPARTMENT STORES, INC. an Ohio corporation ("Value City"), and IRWIN BAIN ("Escrow Agent").

         WHEREAS, on or about July ____, 1992, Value City and certain employees of Value City entered into 1992 Bonus Share Agreements (the "Agreements"), a form of which is attached hereto as Exhibit A, whereby Value City agrees to issue certain Value City common shares, without par value ("Shares") to these employees according to the terms of the Agreements; and

         WHEREAS, Value City and Escrow Agent desire to escrow the certificates evidencing the Shares, until such time as the restrictions set forth in the Agreements are satisfied.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Value City hereby appoints Irwin Bain, as General Counsel of Schottenstein Stores Corporation, a Delaware corporation, or his successors, as Escrow Agent, whose sole duties and responsibilities shall be to hold and deliver the certificates evidencing the Shares in accordance with the terms of the Agreements.

         2. Value City hereby delivers to Escrow Agent certificates evidencing the Shares, and accompanying stock power appropriately endorsed for transfer in blank.

         3. The Escrow Agent agrees to hold the Shares during the Restricted Period (as defined in the Agreements), and to release the Shares either to the employee or Value City in accordance with the terms of the Agreements.

         4. This Depository Agreement may not be waived, modified or amended except by written instrument executed by all of the parties. This Agreement is governed and construed in accordance with Ohio law and shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.


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         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first written above.

                                   VALUE CITY DEPARTMENT STORES, INC.



                                   By:
                                       ----------------------------------------

                                   Its:
                                       ----------------------------------------


                                   ESCROW AGENT

                                   By:
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                                       Irwin Bain